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                                                                    EXHIBIT 23.3


June 3, 2003

Golden Star Resources Ltd.
10579 Bradford Road, Suite 103
Littleton, CO 80127-4247
USA

Dear Sirs:

Re: Qualifying Report on the Bogoso-Prestea Project, Ghana

Associated Mining Consultants Ltd. (AMCL) consents to the incorporation by reference in this Registration Statement on Form S-8 of Golden Star Resources Ltd. (the "Company") relating to the Company's Amended and Restated 1997 Stock Option Plan (the "Registration Statement) or any amendment or supplement to the foregoing, of the statements of reserves, production and mineral deposits at the Bogoso and Prestea properties by reference to the Annual Report of the Company on Form 10-K for the year ended December 31, 2002 included in reliance on its Qualifying Report on the Bogoso-Prestea Project, Ghana, dated December 13, 2001, prepared by Keith McCandlish, P.Geol., and Alan L. Craven, P.Eng.

Yours Sincerely,

ASSOCIATED MINING CONSULTANTS LTD.


/s/ Keith McCandlish

Keith McCandlish, P.Geol.
Manager of Mineral Services